UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 26, 2007

Touchstone Mining Limited

(Exact name of registrant as specified in its charter)

Nevada	333-130696	98-0468420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

808 Nelson Street
Suite 2103 Vancouver, British Columbia
Canada V6Z 2H2
(Address of principal executive offices)	(Zip Code)

(604) 684-7619

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.  Entry into a Material Definitive Agreement.

On September 26, 2007, we entered into a stock purchase agreement (“Purchase Agreement”) with Douglas Scheving, our President and Director, whereby he purchased 3,000,000 shares of our common stock in exchange for the forgiveness of $34,501.73 that we owed to him. Our Board of Directors approved this sale and concluded that he paid fair value for the shares of common stock issued to him.

Such indebtedness had accrued since inception, with Mr. Scheving advancing money to us for general working capital. Such indebtedness was not memorialized, was due on demand and did not bear interest. We did not incur any penalties in connection with the transaction.

We issued our common stock pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act and Regulation S under the Securities Act.

Item 1.02.  Termination of a Material Definitive Agreement.

Please see the discussion under Item 1.01 of this Report regarding the forgiveness of indebtedness pursuant to the Purchase Agreement which discussion is incorporated by reference into this Item 1.02.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Please see the discussion under Item 3.02 of this Report regarding our issuance of common stock which discussion is incorporated by reference into this Item 3.02.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Description

10.1	Stock Purchase Agreement, dated September 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHSTONE MINING LTD.

Date: October 1, 2007	By:	/s/ Douglas W. Scheving
Name: Douglas W. Scheving
Title: President